Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Announces Third Quarter 2025 Results

IRVINE, November 7, 2025 (GLOBE NEWSWIRE) – Cheetah Net Supply Chain Service Inc. (“Cheetah” or the “Company”) (Nasdaq CM: CTNT), a provider of warehousing and logistics services, today reported results for the quarter ended September 30, 2025.

For the quarter ended September 30, 2025, the Company reported revenue of $361,935 from its logistics and warehousing business. The operating loss was $1,564,479, including impairment loss of $731,307 on intangible assets and goodwill. After accounting for interest income of $236,927, the Company reported a net loss of $1,314,650, representing a 27.6% decrease compared to the same period in 2024.

Tony Liu, Cheetah’s Chairman and CEO commented, “During the third quarter, our business continued to face challenges from the ongoing tariff turmoil, which has persisted since March this year and further impacted cross-border logistics and warehousing activities. International freight and logistic demand has still being impacted by ongoing trade tensions and cautious consumer sentiment. Although we observed some early signs of stabilization in the second quarter, the overall recovery in logistics demand has been slower than expected. We expect our revenue from logistics and warehousing section to remain in pessimistic territory throughout the rest of year. In response, management remained proactive by expanding our labor and logistics service operations, optimizing the use of proceeds from prior public offerings to generate stable interest income, and strengthening cost control and operational efficiency. As market conditions remain uncertain, we are maintaining a disciplined and flexible approach to managing our operations. We will continue to monitor the business closely and stay proactive in managing our operations.”

Third Quarter 2025 Financial Results

Continued operations- logistics and warehousing business

For the three months ended September 30, 2025, the Company reported revenue of $361,935 from logistics and warehousing services segment, including $41,935, or 11.6%, of its total revenue from Edward Transit Express Group Inc. (“Edward”), which the Company acquired in February 2024, and $320,000, or 88.4%, of its total revenue from TW & EW Services Inc. (“TWEW”), which the Company acquired in December 2024.

Revenue from Edward decreased by 31.5% to $41,935 for the three months ended September 30, 2025, compared to $61,208 for the same period in 2024. The decrease was primarily due to the lingering impact of trade war between China and the U.S., which resulted in reduced customer demand and shipment volume during the third quarter of 2025. Although trade flows stabilized following the resumption of trade negotiations between the two countries, shipment volume in the third quarter of 2025 did not return to prior-year levels due to continued uncertainty surrounding U.S.-China trade policy and more conservative ordering patterns by customers.

The Company will continue to focus on improving operational efficiencies and expanding its market presence of the two acquired businesses in the California area.

The Company also reported cost of revenue of $317,757, mainly the labor and logistics costs for TWEW and ocean freight service cost for Edward, and a gross profit of $44,178 for the three months ended September 30, 2025.

General and administrative expenses for the Company’s continuing operations decreased by $301,191, or 27.3%, to $801,263 for the three months ended September 30, 2025 from $1,102,454 for the three months ended September 30, 2024. The decrease was mainly due to (i) a decrease of $107,215 in payroll and benefits expenses due to staff optimization and cost-saving measures, (ii) a decrease of $57,988 in recruiting expenses during the three months ended September 30, 2025, as the prior-year period included significant hiring expenses associated with the launch of its logistics and warehousing segment, (iii) a decrease of $41,887 in legal and accounting fees as the Company incurred additional professional fees for preparing registration statements on Form S-3 and Form S-8 during the quarter ended September 30, 2024, (iv) a decrease of $33,005 in travel and entertainment expenses related to business development efforts and client engagement, (v) a decrease of $24,322 in insurance expenses resulting from a change in its insurance provider, and (vi) a decrease of $85,512 in other miscellaneous general and administration expenses during the three months ended September 30, 2025, partially offset by (vii) an increase of $33,739 in rental and leases, which was primarily due to the relocation of its headquarters to California in July 2024, and (ⅷ) an increase of $14,999 in depreciation and amortization expenses, primarily due to the acquisition of new fixed assets and recorded intangible assets from Edward and TWEW acquisitions.

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

Impairment loss expenses were $731,307 and $nil for the three months ended September 30, 2025 and 2024, respectively. The Company completed its test of goodwill related to acquisition of Edward as of September 30, 2025. Due to the qualitative assessment of the market conditions of logistics and warehousing business and the quantitative analysis on the five-year discounted cash flow, the Company concluded the estimated fair value of Edward as a single reporting unit of logistics and warehousing business was smaller than its carrying amount. As a result, impairment of $731,307 was recognized for the three-month period ended September 30, 2025.

Share-based compensation expenses were $76,087 and $261,666 for the three months ended September 30, 2025 and 2024, respectively, representing a decrease of $185,579, or 70.9%.

Interest income from continuing operations was $244,776 for the three months ended September 30, 2025, compared to $88,460 for the three months ended September 30, 2024, representing an increase of $156,316, or 176.7%. The significant increase was primarily driven by interest earned on short-term loan receivables and certificates of deposit, funded by the net proceeds from the Company’s public offerings closed in May and July 2024.

Interest expense incurred from the Company’s continuing operations was $7,849 for the three months ended September 30, 2025, which slightly decreased by $586, or 6.9%, from $8,435 for the three months ended September 30, 2024, mainly due to decreased loan interest expenses.

The Company had a net loss of $1,314,650 from its continuing operations for the three months ended September 30, 2025, compared to net loss of $694,211 for the same period of 2024.

Discontinued Operations- parallel-import vehicle business

For the three months ended September 30, 2025 and 2024, the Company generated no revenue, cost of revenue or selling expenses from this discontinued business.

Total interest expenses on line of credit charges were $6,430 for the three months ended September 30, 2024.

Net loss for the discontinued operations was approximately $1,121,081 for the three months ended September 30, 2024.

Nine Months 2025 Financial Results

Continued operations- logistics and warehousing business

For the nine months ended September 30, 2025, the Company reported revenue of $1,195,860 from the logistics and warehousing services segment, including $157,134, or 13.1%, of its total revenue from Edward, which the Company acquired in February 2024, and $1,038,726, or 86.9%, of its total revenue from TWEW, which the Company acquired in December 2024.

Revenue from Edward decreased by 32.2%, primarily due to the lingering impact of trade war between China and the United States, which resulted in reduced customer demand and shipment volumes during the third quarter of 2025. Although trade flows stabilized following the resumption of trade negotiations between the two countries, shipment volumes in the third quarter of 2025 did not return to prior-year levels due to continued uncertainty surrounding U.S.-China trade policy and more conservative ordering patterns by customers.

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

The Company has taken proactive measures to navigate the business by increasing labor and logistics service business during the nine months ended September 30, 2025.

For the nine months ended September 30, 2025, total cost of revenues increased to $1,060,526 from $119,437 for the same period in 2024, representing an increase of $941,089, or 787.9%, primarily due to the contribution from TWEW.

General and administrative expenses for the Company’s continuing operations decreased by $128,363, or 4.7%, to $2.6 million for the nine months ended September 30, 2025 from $2.7 million for the nine months ended September 30, 2024, primarily due to (i) a decrease of $204,986 in legal and accounting fees, primarily because the prior period included additional professional fees related to the preparation of registration statements on Form S-1, Form S-3 and Form S-8 during the first three quarters of 2024, which did not recur in the current period, (ii) a decrease of $136,598 in the recruiting expenses during the nine months ended September 30, 2025, as the prior-year period included significant hiring efforts associated with the launch of the Company’s logistics and warehousing segment, (iii) a decrease of $61,221 in insurance expenses resulting from a change in its insurance provider, (iv) a decrease of $47,853 in other miscellaneous general and administration expenses during the nine months ended September 30, 2025, and (v) a decrease of $23,231 in personnel-related expenses due to staff optimization and cost-saving measures, partially offset by (vi) an increase of $282,445 in rental and leases following the acquisition of Edward and the relocation of the Company’s headquarters to California in July 2024, (vii) an increase of $61,484 in depreciation and amortization expenses, primarily due to the acquisition of fixed assets and recorded intangible assets from Edward and TWEW acquisitions, and (viii) an increase of $1,597 in travel and entertainment expenses as part of business development efforts and client engagement.

Impairment loss expenses were $731,307 and $nil for the three months ended September 30, 2025 and 2024, respectively. The Company completed its test of goodwill related to acquisition of Edward as of September 30, 2025. Due to the qualitative assessment of the market conditions of logistics and warehousing business and the quantitative analysis on the five-year discounted cash flow, the Company concluded the estimated fair value of Edward as a single reporting unit of logistics and warehousing business was smaller than its carrying amount. As a result, impairment of $731,307 was recognized for the three-month period ended September 30, 2025.

Share-based compensation expenses were $102,716 and $261,666 for the nine months ended September 30, 2025 and 2024, respectively, representing a decrease of $158,950, or 60.7%.

Interest income from continuing operations was $725,094 for the nine months ended September 30, 2025, compared to $145,631 for the nine months ended September 30, 2024, representing an increase of $579,463, or 397.9%. The significant increase was primarily driven by interest earned on short-term loan receivables and certificates of deposit, funded by the net proceeds from the Company’s public offerings closed in May and July 2024.

Interest expense incurred from the Company’s continuing operations was $24,721 for the nine months ended September 30, 2025, which slightly increased by $321, or 1.3%, from $25,042 for the nine months ended September 30, 2024, mainly due to an increased Premium Finance interest for D&O Insurance, partially offset by the decreased interest for long-term loans.

The Company had a net loss of $2,581,087 from its continuing operations for the nine months ended September 30, 2025, compared to net loss of $1,710,581 for the same period of 2024.

Discontinued Operations- parallel-import vehicle business

During the nine months ended September 30, 2024, the Company generated revenue of $1.6 million from the parallel-vehicle business. Only 14 units of vehicles were sold following the significant downturn of parallel-import vehicle business.

Total selling expenses for the discontinued parallel-import vehicle business were $117,819 for the nine months ended September 30, 2024.

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

Total interest expenses on letter of credit financing and line of credit charges were $88,788 for the nine months ended September 30, 2024.

Net loss for the discontinued operations was approximately $187,050 for the nine months ended September 30, 2024.

As a result of the above factors, the Company reported an overall net loss of $2,581,087 for the nine months ended September 30, 2025, as compared to a net loss of $3,037,102 for the same period of 2024.

Liquidity and Cash Flow

As of September 30, 2025, the Company had current assets of $9.7 million, consisting of $0.2 million in cash and cash equivalents, $8.3 million in loan receivables, $1.0 million of other receivables, and $0.3 million in prepaid expenses and other current assets from continuing operations. The Company’s current liabilities, all of which related to continuing operations, totaled approximately $1.3 million, consisting of $0.6 million of operating lease liabilities, $0.5 million of other payables, $35,902 of the current portion of long-term borrowings, and $131,083 of loan payable from Premium Finance. The Company also had $581,836 of long-term borrowings payable, and $778,642 of operating lease liabilities, long-term portion.

During the nine months ended September 30, 2025, the Company reported net cash flow of $0.7 million provided by operating activities, $2.2 million used in investing activities, and $16,237 used in financing activities.

As of September 30, 2025, the Company had total stockholders’ equity of $10.1 million, compared to $12.6 million as of December 31, 2024.

The Company is working to further improve its liquidity and capital sources primarily by generating cash from operations, debt financing, and, if needed, financial support from its principal stockholder. If necessary to fully implement its business plan and sustain continued growth, the Company may seek additional equity financing from outside investors. Based on the current operating plan, management believes that the aforementioned measures collectively will provide sufficient liquidity to meet the Company’s future liquidity and capital requirements for at least 12 months from the issuance date of its consolidated financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(949)4187804
ir@cheetah-net.com

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET DATA

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$153,692	$1,650,962
Accounts receivable, net	11,700	47,976
Loan receivable	8,303,111	6,088,295
Other receivables	977,607	370,696
Prepaid expenses and other current assets	289,187	338,642
Current assets of discontinued operations	—	2,540,501
TOTAL CURRENT ASSETS	9,735,297	11,037,072
NON-CURRENT ASSETS:
Property, plant, and equipment, net	368,749	398,395
Operating lease right-of-use assets	1,400,311	1,836,521
Intangibles, net	816,083	1,063,072
Goodwill	475,862	1,044,394
TOTAL NON-CURRENT ASSETS	3,061,005	4,342,382
TOTAL ASSETS	$12,796,302	$15,379,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,669	$18,992
Current portion of long-term debt	35,902	34,577
Loan payable from premium finance	131,083	120,461
Tax payable	5,200	—
Operating lease liabilities, current	640,688	438,351
Accrued liabilities and other current liabilities	481,981	217,980
Current liabilities of discontinued operations	—	52,900
TOTAL CURRENT LIABILITIES	1,296,523	883,261
NON-CURRENT LIABILITIES:
Long-term debt, net of current portion	581,836	610,020
Operating lease liabilities, net of current portion	778,642	1,268,501
TOTAL NON-CURRENT LIABILITIES	1,360,478	1,878,521
TOTAL LIABILITIES	$2,657,001	$2,761,782

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 3,274,587 and 3,218,886 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively, including:
Class A common stock, $0.0001 par value - 891,750,000 shares authorized; 2,727,712 and 2,672,011 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	273	267
Class B common stock, $0.0001 par value - 108,250,000 shares authorized, 546,875 and 546,875 shares issued and outstanding as of September 30, 2025, and December 31, 2024	55	55
Additional paid-in capital	17,400,671	17,297,961
Accumulated deficit	(7,261,698)	(4,680,611)
TOTAL STOCKHOLDERS’ EQUITY	10,139,301	12,617,672

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,796,302	$15,379,454

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024*	2025	2024*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE	$361,935	$61,208	$1,195,860	$231,605

COST OF REVENUE	317,757	31,339	1,060,526	119,437

GROSS PROFIT	44,178	29,869	135,334	112,168

OPERATING EXPENSES
General and administrative expenses	801,263	1,102,454	2,607,087	2,735,450
Impairment loss expenses	731,307	—	731,307	—
Share-based compensation expenses	76,087	261,666	102,716	261,666
TOTAL OPERATING EXPENSES	1,608,657	1,364,120	3,441,110	2,997,116

LOSS FROM OPERATIONS	(1,564,479)	(1,334,251)	(3,305,776)	(2,884,948)

OTHER INCOME (EXPENSES)
Interest income	244,776	88,460	725,094	145,631
Interest expenses	(7,849)	(8,435)	(24,721)	(25,042)
Other income	12,900	35	78,005	809
Other expenses	2	—	(35,347)	—
OTHER INCOME, NET	249,829	80,060	743,031	121,398

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,314,650)	(1,254,191)	(2,562,745)	(2,763,550)

Income tax (benefits) expense	—	(559,980)	18,342	(1,052,969)

LOSS FROM CONTINUING OPERATIONS	(1,314,650)	(694,211)	(2,581,087)	(1,710,581)

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(1,121,081)	—	(1,326,521)

NET LOSS	$(1,314,650)	$(1,815,292)	$(2,581,087)	$(3,037,102)

Loss from continuing operations per ordinary share - basic and diluted	$(0.41)	$(0.30)	$(0.80)	$(1.00)
Loss from discontinued operations per ordinary share - basic and diluted	$0.00	$(0.48)	$0.00	$(0.78)
Loss per share - basic and diluted	$(0.41)	$(0.78)	$(0.80)	$(1.78)
Weighted average shares - basic and diluted	3,219,491	2,325,067	3,219,090	1,709,610

*	Reclassification- certain reclassifications have been made to the financial statements for the period ended September 30, 2024, to conform to the presentation for the period ended September 30, 2025, with no effect on previously reported net income (loss). See Note 5 – Discontinued operations.

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$733,783	$601,526
Cash outflows from operations-continuing operations	(1,806,718)	(2,921,549)
Cash inflows from operations-discontinued operations	2,540,501	3,523,075
Net cash used in investing activities	(2,214,816)	(2,970,912)
Cash outflows from operations-continuing operations	(2,214,816)	(2,970,912)
Net cash used in financing activities	(16,237)	7,223,764
Cash outflows from operations-continuing operations	(16,237)	8,917,040
Cash outflows from operations-discontinued operations	—	(1,693,276)
Net (decrease) increase in cash	$(1,497,270)	$4,854,378

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618